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Exhibit 3.2(x)

FIRST AMENDMENT TO OPERATING AGREEMENT
OF
BEAZER CLARKSBURG, LLC
A MARYLAND LIMITED LIABILITY COMPANY

        THIS FIRST AMENDMENT TO OPERATING AGREEMENT ("First Amendment") is entered into as of this 1st day of May, 2002, by BEAZER HOMES CORP., a Tennessee corporation ("Beazer")

RECITALS:

        WHEREAS, Beazer entered into an Operating Agreement dated May 15, 2001 and caused certain Articles of Organization to be filed with the Maryland State Department of Assessments and Taxation establishing an entity known as "Beazer Clarksburg, LLC" (the "Company"); and

        WHEREAS, the parties now desire to amend Exhibit C of the Operating Agreement to correct a typographical error as provided herein.

        NOW, THEREFORE, in consideration of the foregoing recitals each of which is incorporated by reference herein, the mutual promises, rights and obligations contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

        1.     The Operating Agreement is hereby amended as provided below; the original terms of which, except as herein amended, are hereby ratified and affirmed.

        2.     Exhibit C of the Operating Agreement is hereby amended and restated as attached hereto and incorporated herien by reference. The revision to Exhibit C corrects a typographical error in the title which erroneously referred to the Casey Property, LLC instead of Beazer Clarksburg, LLC.

        IN WITNESS WHEREOF, the party hereto has executed this First Amendment to Operating Agreement of Beazer Clarksburg LLC, a Maryland Limited Liability Company as of the date first above written.

WITNESS/ATTEST	BEAZER HOMES CORP. a Tennessee corporation
/s/ ROBERT GENTRY	By:	/s/ DAVID CARNEY (SEAL)
David Carney Vice President

EXHIBIT "C"

OPERATING AGREEMENT
OF
BEAZER CLARKSBURG, LLC

MEMBER NAME AND ADDRESS	CAPITAL CONTRIBUTION	PERCENTAGE OF INTEREST
Beazer Homes Corp. 8965 Guilford Road, Suite 290 Columbia, MD 21046 Attention: Davis Carney	$100.00	100%

TOTAL	$100.00	100.00%

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  Exhibit 3.2(x)